Exhibit 99.1

For Immediate Release

Contact:
China Yida Holdings	CCG Investor Relations
George Wung, CFO	Crocker Coulson, President
Phone: +1(909) 843-6358	Phone: + (1) 646-213-1915
Email: ir@yidacn.net	Ed Job, CFA
Phone: + (1) 646-213-1914
Email: ed.job@ccgir.com

FUZHOU, China, June 1, 2010 -- China Yida Holding Company (Nasdaq: CNYD) ("China Yida" or the "Company"), a leading diversified entertainment enterprise in China, today announced that it has entered into an agreement with Fenyi County government in Xinyu city, Jiangxi Province, to develop a brand new tourism project to be named "The City of Caves" (the "Project") based on the largest and most characteristic karst land underground caverns in China.

The karst cavern cluster in Fenyi County includes 36 caverns. Some of the caverns are enormous, with heights over ten meters. One of the caves once contained a six-floor arsenal. Most caves have underground rivers, which are suitable for raft-based drifting. The iron oxide stalactites, which will be enhanced through high-tech optical technologies, will create breathtaking views for visitors to enjoy. China Yida plans to develop fully interactive entertainment features that weave the beautiful local legends and the natural lifestyle in the region to create an exceptional experience for visitors.

China Yida's management believes the Project will attract tourists who are visiting the several nearby world-class tourism destinations, including Sanqing Mountain, Longhu Mountain, Jinggang Mountain, and Lu Mountain, all of which are famous and popular attractions in China. In addition, the Project is only a one-hour drive from China Yida's new Zhangshu Yang-sheng (Nourishing Life) tourism project, which means the Company can integrate the resources of the two projects and launch a very cost-effective and powerful integrated marketing campaign.

Investment highlights of this Project include:

Unique brand

Fenyi County has the largest scale of karst cave cluster, while caves in other places are often isolated points. The Project will be the only tourism destination characterized by karst caves in China.

Unique culture of "Cave Dwelling"

The Project will be designed to provide comprehensive cultural background and will feature a high level of interaction between natural views and entertainment experiences, as compared to simple sight seeing of peer caves.

Beautiful natural environment

The Project is located in a very beautiful place, suitable for vacation or leisure of urban residents seeking to enjoy nature.

Strategic location

Fenyi County is located in the middle west of Xinyu City, 30 kilometers from Xinyu downtown. Xinyu has the highest industrialization among all cities of Jiangxi Province, featuring two key industries, steel and photovoltaic. LDK Solar (NYSE:LDK) is located in Xinyu. Management estimates that a three-hour driving circle will cover a population of approximately 50 million in 11 cities including the three provincial capital cities of Nanchang, Changsha and Wuhan. Several rail lines and highways across Xinyu make transportation quite convenient. For instance, it takes only six hours to travel between Fenyi and Shanghai by high-speed train or highway. It is worth mentioning that there is a highway service station, and the exits of two highways very close to the Project.

Favorable policies

In return for China Yida's proven track record of successfully developing world-class tourism destinations that have boosted local economic conditions in China, as well as China Yida's long-term investment commitment to make its project successful, the Fenyi County Government is providing several preferential arrangements to encourage the Company's project development. The Government will waive or reduce most of the administration fees. It will also allow China Yida to pay for its landscape lighting based upon the discounted municipal public lighting rate. Yida will benefit from the preferential electricity rate because the electricity is expected to be a main component of the operational expenses due to the massive use of electricity for lighting in the scenery project. The Fenyi government will supply the land to China Yida to build tourism facilities at a rate no higher than direct cost through leasing or transferring land use rights.

The overall development plan and the detailed construction plan of the scenic area are scheduled to be completed by the end of 2010. The first phase, mainly composed of Altair Cave and Vega Cave, is scheduled to start trial operation in 2012. The second phase will include the Hanmao Cave Cluster and the third phase will include the tourism resources of Dagang Mountain. Investment budget for each phase will be RMB100 million ($14.7 million), with a total budget of RMB300 million ($44.1 million). The Company's management believes that it will be able to fund the first development phase of Project from current cash and operating cash flow over the next two years, and does not expect to require additional equity financing.

Mr. Lingmu Yao, the County Mayor of Fenyi County said, "China Yida is an integrated group with a successful track record of developing, planning, integrating, promoting, and marketing tourism resources. Its experienced team, premium media resources, including a TV channel, and the access to international capital market as a NASDAQ-listed company are very appealing to us. We are honored to invite China Yida to develop our karst cave tourism resources, which should be able to help Fenyi County achieve our strategic development goals. We will continuously support China Yida during the construction and operation and expect to jointly build a famous brand in China - 'The City of Caves'."

"We are pleased to sign up another high-quality tourism project. Investors have increasingly realized the scarcity and value of tourism resources as the Chinese economy continues to grow and the tourism market continues to expand at an even faster pace. Relatively moderate investment up front could create predictable income and free cash flow for as long as 40 years. We managed to leverage our rich industry experiences, strong track record and outstanding management team to acquire these valuable resources and which we expect will build a solid foundation for our long-term development," Dr. Minhua Chen, the CEO of China Yida.

For more details about the contract between China Yida and Fenyi County government, investors can refer to the 8-k form which was filed to SEC on June 1, 2010.

About China Yida

China Yida is a leading diversified entertainment enterprise focused on China's fast-growing media and tourism industries and headquartered in Fuzhou City, Fujian province of China. The Company's media business provides operations management services; including channel, column and advertisement management for television station, presently the Fujian Education Television Station ("FETV", a top-rated provincial education television channel), and "Journey through China on the Train" (an advertisement-embedded travel program, currently the only on-board media program from third party authorized by Ministry of Railways). Additionally, the Company provides tourism management services, and specializes in the development, management and operation of natural, cultural and historic scenic sites. China Yida currently operates the Great Golden Lake tourist destination (Global Geopark, including Golden Lake, Shangqing River, Zhuanyuan Rock, Luohan Mountain and Taining Old Town.), Hua'An Tulou tourist destination (World Culture Heritage, including Dadi Tulou cluster and the Shangping Tulou cluster), and China Yunding tourist destination (National Park, including Colorful Rock Valley, Yunding Paradise, Yunding Waterfall, South Heavenly Mountain, and Seven Star Lake). The Company's operating scenic sites are over 300 square kilometers in the area. For further information, please contact the Company directly, or visit its Web site at http://www.yidacn.net .

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of China Yida Holding Co., Inc. (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

    For more information, please contact:

     China Yida Holding Company
     George Wung, CFO
     Phone: +1-909-843-6358
     Email: ir@yidacn.net

     CCG Investor Relations
     Crocker Coulson, President
     Phone: +1-646-213-1915
     Ed Job, CFA
     Email: ed.job@ccgir.com
     Phone: +1-646-213-1914